Exhibit 10.80

A01: Line of Credit Agreement, for Line of Credit Business

Line of Credit Agreement

Serial Number: Year 2012 BOC Credit Line #003

Party A:   MFLEX Chengdu Co. Ltd.

Business License number:   510100400027161

Legal representative:   Lei Jin

Principal office address:   8-12 Kexin Road, Comprehensive Bonded Zone, Hi- Tech Industrial Development Zone Chengdu Sichuan China

Postal code:   611731

Deposit bank and account number:   Bank of China Chengdu Development West Zone Sub-Branch 117162966850

Telephone:   028 - 62823654

Fax:   028-87955286

Party B:   Bank of China Limited Chengdu Development West Zone Sub-Branch

Legal representative:   Yang Zhaohui

Principal office address:   No.7, Qingyang Road, Chengdu, Sichuan, China

Postal code:   610000

Telephone:   028-61506163

Fax:   028-61506016

In order to develop a friendly and reciprocal partnership, on the principle of voluntary, equality, mutual benefit and good faith, through negotiation, Party A and Party B enter into the following agreement.

Article 1 Scope of business

Party B shall grant a line of credit to Party A in accordance with this Agreement. Party A may apply to Party B for revolving use, use at its discretion or use in one lump sum of credit in accordance with this Agreement, and applicable individual agreements for the purpose of processing short term loans, corporate account overdraft, bank draft acceptance, trade financing, letter of guarantee and undertaking capital business and other financing businesses (collectively referred to as “Individual Financing Business”).

The business of trade financing under this Agreement (“Trade Financing Business”) shall include opening international letter of credit, opening domestic letter of credit, import bill advance, shipping guarantee, packing loan, export bill purchase, discount of acceptance draft under letter of credit, buyer’s negotiation of domestic letter of credit, seller’s negotiation of domestic letter of credit, negotiation of domestic letter of credit and other international and domestic trade financing business.

The business of letter of guarantee under this Agreement (“Letter of Guarantee Business”) shall include opening letter of guarantee, standby letter of credit and other international and domestic business of letter of guarantee.

Article 2 Types and amount of line of credit

Party B agrees to grant Party A the following lines of credit:

Currency:	US$
Amount:	(in letters): US$ eleven million
(in figures): US$ 11,000,000.00

A01: Line of Credit Agreement, for Line of Credit Business

The types and amount of Individual Financing Business are as follows:

1.	Short-term loan: US$ 9million

2.	Trade Financing Business and Letter of Guarantee Business: US$ 1million

3.	Undertaking capital business: US$ 1million

Article 3 Use of line of credit

1.	Within the credit period as specified under this Agreement, Party A may use the line of credit as follows within the scope for each Individual Financing Business as provided under this Agreement:

Revolving use, including short-term loan, Trade Financing Business and Letter of Guarantee Business, and undertaking capital business that are described in Article 2 under this Agreement.

In case Party A needs to use the line of credit as specified under Article 2, it shall file an application with Party B in writing. Party B shall decide whether and how to use the line of credit at its discretion and inform Party A in writing.

2.	Unless otherwise provided for, the following businesses shall not occupy the line of credit:

1)	Export bill purchase where the letter of credit is consistent with the documents;

2)	Negotiation or financing based on the draft or money under the export letter of credit or domestic letter of credit accepted, honored, confirmed to pay or guaranteed to pay by the issuing bank or confirming bank and acceptable to Party B;

3)	In case Party A can provide guarantee money, government bonds, deposit receipt issued by Party B or bank acceptance draft, letter of guarantee or standby letter of credit acceptable to Party B, then the amount of credit corresponding to the guarantee will not occupy the line of credit;

4)	Other businesses that shall not occupy the line of credit separately agreed by the parties hereto in writing

Although businesses described in this paragraph do not occupy the line of credit, the agreements of such businesses are still deemed as individual agreements under this Agreement and shall be an integral part of this Agreement. Unless otherwise agreed in individual agreements of such businesses, the individual agreements shall be subject to this Agreement.

Article 4 Agreement needs to be signed when undertaking individual credit business

In case Party A applies to Party A for undertaking Individual Financing Business under this Agreement, it shall submit relevant application to Party B and/or sign a corresponding contract/ agreement with Party B (collectively referred to as “Individual Agreements”).

Article 5 Term of the credit

The credit term as specified under Article 2 shall run from the effective date of this Agreement and expire on October 17 2012.

When the credit period as specified above expires, if Party B intends to grant a further line of credit to Party A, both parties shall, through consultations, sign a supplementary agreement in

A01: Line of Credit Agreement, for Line of Credit Business

writing, specifying the new line of credit and its credit period. Such supplementary agreement shall be an integral part of this Agreement and have the same legal effect as this Agreement. Matters not covered therein shall be governed by this Agreement.

The expiration of the credit period shall not affect the legal effect of this Agreement or cause the termination of this Agreement. Both parties shall continue to undertake the Individual Financing Businesses undertaken under this Agreement before the expiration of the credit period subject to the provisions of this Agreement and applicable Individual Agreements and perform their obligations incurred before the expiration of the credit period.

Article 6 Preconditions for individual credit business

To undertake Individual Financing Business, Party A shall meet the following conditions upon Party B’s request:

1.	Reserve and sign related documents, bills, seals, list of related personnel and sample of signature of the company with Party A and complete related documents;

2.	Establish necessary account for undertaking Individual Financing Business;

3.	Have effectively furnished guarantee as provided by this Agreement and Individual Agreements;

4.	Other preconditions for undertaking this business as provided by Individual Agreements.

Article 7 Guarantees

Both parties agree that the credit line offered by Party B to Party A under this Agreement is based on party A’s credibility.

Article 8 Representations and warranties

Party A hereby makes the following representations:

1.	Party A is a company legally registered and validly existing and has the full capacity for civil right and capacity to execute and perform this Agreement;

2.	Party A executes and performs this Agreement and Individual Agreements out of its own will. It has obtained legal and valid authorization in accordance with the requirement of its Articles of Association or other internal management documents and will not violate any other agreements, contracts or other legal documents binding on Party B by doing so. Party A has obtained or accomplished or will obtain or accomplish all related approval, permit, filing or registration necessary for the execution and performance of this Agreement;

3.	All documents, financial statements, vouchers and other data provided to Party B by Party A under this Agreement and Individual Agreements are true, complete, accurate and effective;

4.	The transaction background of the business that Party A applies to Party B for undertaking is true and legal and has not been used for money laundering and other illegal purposes;

5.	Party A has not concealed any material matters that may affect the financial position and capacity to perform this Agreement of Party A from Party B.

Party A hereby warrants that:

1.	It will submit its financial statements (including but not limited to annual reports, quarter reports and monthly reports) and other related documents to Party B regularly or in a timely manner according to the requirements of Party B;

2.	It will accept and coordinate with Party B’s examination and supervision on its use of the line of credit and related production, operation and financial activities;

3.

Party A will inform Party B in a timely manner in case of any circumstances that may materially affect the financial position and capacity to perform this Agreement of Party A , including but not limited to, any forms of division, merger, joint operation, joint venture or

A01: Line of Credit Agreement, for Line of Credit Business

cooperation with foreign businessman, contracted management, restructuring, reform, IPO and any other changes in the mode of operation, reduction of registered capital, transfer of significant assets or shareholding, significant liabilities, any significant liabilities newly created upon the collateral, sealing up of the collateral, dissolution, cancellation, filing or being filed for bankruptcy or involving any significant suit or arbitration;

4.	Party A authorizes that Party B to access to the “Tax and Invoice Control System for Enterprises” to check Party A’s relevant information during the term of this Agreement, and Party A shall give necessary support and assistance. Party B undertakes that Party B shall not reveal the information mentioned above to any third party (Bank of China and its branches and sub-branches and excluded) expected that the disclosure is required by laws and regulations.

5.	Party A shall guarantee that the trade which using the credit line under this Agreement shall be true and performed in compliance with relevant laws and regulations.

6.	Without consent of Party B, Party A shall not mortgage or pledge its self-owned lands, real properties, equipments to external parties for financing purpose. Party B shall provide an offer of line of credit under this Agreement, which is equivalent or better than any other bank’s offer to Party A .

7.	Party B agrees that it will deal with Party A with deposit or settlement business in further.

8.	Per quarter in average, the sales revenue of Party A shall not be less than 10million, the debt asset ratio shall not excess 60%, the net margin shall not be less than 2%, the cash flow shall be positive, and the days of turnover of receivables shall not be more than 90 days (details please refer to Party A’s financial report). If Party A fails to meet the requirement set above, Party B has the right to terminate this Agreement unilaterally.

Article 9 Related parties of Party A in its group and the disclosure of related transactions

The parties hereto agree that Party A is a group client as specified by Party B subject to the Guidelines. Party A shall, subject to the provisions of Article 17 of the Guidelines, report all related transactions accounting for more than 10% of its net assets to Party B in a timely manner, including the relationship between the parties to the transaction, item, nature, amount of the transaction or respective proportion and pricing policy (including transactions without any amount or only with negligible amount).

Article 10 Breach of agreement and remedies

Any one of the following circumstances shall constitute or be deemed as breach of this Agreement and Individual Agreements by Party A:

1.	Party A fails to pay any sum or repay and debts to Party B according to the provisions of this Agreement and Individual Agreements;

2.	Party A fails to use the loans for the purpose as specified in this Agreement and Individual Agreements;

3.	The representations of Party A in this Agreement and Individual Agreements is false or it breaches its warranties made in this Agreement and Individual Agreements;

4.	Any circumstances as specified in Article 8/Section 2/Sub-clause 3 of this Agreement that may affect Party A’s financial position or its capacity to perform the Agreement in the view of Party B and that Party A fails to provide new guarantee according to the provisions of this Agreement;

5.	Party A terminates its operation, dissolves, is cancelled or goes bankruptcy;

6.	Party A breaches other provisions of this Agreement and Individual Agreements regarding the rights and obligations of related parties;

Under any of the events of breach as mentioned above, Party B is entitled to take the following measures respectively or at the same time according to actual circumstances:

1.	Request Party A to correct their breach within a fixed period of time;

A01: Line of Credit Agreement, for Line of Credit Business

2.	Reduce, suspend or terminate the line of credit granted to Party A in whole or in part;

3.	Suspend or terminate in whole or in part the acceptance of Party A’s business application under this Agreement and Individual Agreements or other agreements between Party A and Party B; to suspend or terminate in whole or in part the granting and processing any outstanding loans, trade financing and letter of guarantee;

4.	Declare immediate expiration or maturity in whole or in part of this Agreement and Individual Agreements, the principal and interests of any outstanding loans, funds of trade financing and money advanced for the letter of guarantee and other accounts payable;

5.	Terminate or cancel this Agreement, or terminate or cancel Individual Agreements or other agreements between Party A and Party B in whole or in part;

6.	Claim compensation against Party A for the direct losses arising from Party A’s breach of this Agreement; or

7.	With a prior written notice to Party A, deduct the amount from Party A’s account established in Party B to offset Party A’s debts to Party B in whole or in part. Any immature sum in such account shall be deemed to mature ahead of schedule; in case of difference between the currency of the account and Party B’s currency of account, the amount deducted shall be converted according to the rate for exchange settlement and sales then applicable to Party B.

Article 11 Reservation of rights

The failure of either party to exercise its right under this Agreement and Individual Agreements in whole or in part, or require the performance by the other party of its right and obligations in whole or in part, shall not constitute a waiver of such right, obligations or responsibilities by such party.

One party’s consent to any allowance, grace or delay to exercise the right under this Agreement and Individual Agreements by the other party shall not affect any right that should be entitled to under this Agreement and Individual Agreements or any applicable laws and regulations and shall be deemed as its waiver of such right.

Article 12 Alteration, modification, termination and partial invalidity

Through mutual agreement, the parties hereto may alter or modify this Agreement in writing. Any alterations or modifications to this Agreement shall be an integral part of this Agreement.

Unless otherwise provided by the laws and regulations or the parties hereto, this Agreement shall not be terminated before all the rights and obligations under this Agreement and Individual Agreements have been fulfilled.

Unless otherwise provided by the laws and regulations or the parties hereto, the invalidity of any provisions of this Agreement shall not affect the legal effect of other provisions.

Article 13 Governing laws and settlement of disputes

Unless otherwise agreed by the parties hereto, this Agreement and Individual Agreements shall be governed by the laws of the People’s Republic of China.

Unless otherwise agreed by the parties hereto, after this Agreement and Individual Agreements go into effect, all disputes arising in connection with or in the execution and performance of this Agreement and Individual Agreements shall be settled by both parties through negotiation. In case no settlement can be reached, either party may bring a lawsuit in the People’s Court where Party B or other Bank of China entity exercising rights and obligations subject to this Agreement and Individual Agreements is domiciled.

A01: Line of Credit Agreement, for Line of Credit Business

During the period of the settlement of dispute, if such dispute doesn’t affect the fulfillment of other clauses of this Agreement and Individual Agreements, such clauses shall continue to be fulfilled.

Article 14 Annex

The following annexes, other annexes as commonly confirmed by the parties hereto and the Individual Agreements shall be an integral part of this Agreement and have the same legal effect as this Agreement. If there is any conflict between this Agreement and Individual Agreements, Individual Agreements shall prevail.

Annex 1: Matters regarding the Opening of International Letter of Credit

Annex 2: Matters regarding the Opening of Letter of Guarantee/Standby Letter of Credit

Article 15 Miscellaneous

1.	Without written consent of Party B, Party A shall not transfer any of its rights and obligations under this Agreement and Individual Agreements to any third party.

2.	If, due to the business needs, Party B needs to entrust other Bank of China entity to perform its rights and obligations under this Agreement and Individual Agreements, Party A will agree to it. The Bank of China entity entrusted by Party B shall have the right to exercise all rights under this Agreement and Individual Agreements and to bring lawsuits in court or submit disputes to arbitration body for arbitration under this Agreement and Individual Agreements.

3.	Without prejudice to other provisions of this Agreement and Individual Agreements, this Agreement shall be legally binding on the parties hereto and their successors and assignees by law.

4.	Unless otherwise agreed herein, the parties hereto specify the address provided herein is their respective mailing and contact address and promise to inform the other party in writing in a timely manner in case of any change in their mailing and contact address.

5.	The headings and description of business contained herein are for convenience of reference only and are not to be used in the interpretation of the clauses of this Agreement and the rights and obligations of the parties hereto.

6.	If due to the change of stipulation of laws, regulations and regulatory requirements, or the requirements of regulatory authorities, Party B fails to fulfill this agreement or fulfill its rights and obligations in accordance with this Agreement, and Party B has the rights to terminate or change the fulfillment of this Agreement or Individual Agreements, according to the change of stipulations of laws, regulations and regulatory requirements, or the requirements of regulatory authorities. Party B shall be exempted from the responsibilities from the termination or change of this Agreement due to the above mentioned reasons which cause Party B’s failure to fulfill or perform in accordance with this Agreement,.

Article 16 Effectiveness

This Agreement shall go into effect from the date of execution hereof by the legal representatives, principals or authorized representatives of the parties hereto.

This Agreement is made in 2 copies; 1 copy to be held by the parties hereto respectively with equal legal effect.

Party A: MFLEX Chengdu Co. Ltd.	Party B: Bank of China Limited Chengdu Development West-zone Sub-branch

Authorized Representative (signature): /s/ Lei Jin Lei Jin	Authorized Representative (signature): /s/ Yang Zhaohui Yang Zhaohui

Date: March 23, 2012	Date: March 23, 2012

A01: Line of Credit Agreement, for Line of Credit Business

Annex 1: Matters regarding the Opening of International Letter of Credit

1.	If it has any difference between this attachment and the Line of Credit Agreement (hereinafter referred to “the Agreement”), the former shall be controlling.

2.	Party A which desires to apply to Party B for opening letter of credit shall meet with all the preconditions set forth in the Agreement.

3.	Party A shall agree that Party B will handle all matters under letter of credit pursuant to the Uniform Customs and Practice for Documentary Credit made by the International Chamber of Commerce (☐UCP500/☐UCP600, similarly hereafter), and Party A shall be responsible for all the obligations and liabilities thereof.

4.	Opening and amendment of letter of credit:

I.	If Party B accepts the application of opening letter of credit from Party A, it shall open the letter of credit in accordance with the Application of Opening International Letter of Credit which is provided by Party A, and the letter of credit opened by Party B shall be final.

II.	Party B shall be entitled to demand Party A to provide all relative documents or files such as commercial contract etc. However, it shall not interpreted that Party B shall be responsible to open letter of credit in accordance with such documents or files.

III.	If Party A desires to amend the letter of credit, it shall provide the Application of Amending International Letter of Credit to Party B. Party A shall agree that Party B will handle all matters in connection with amendment under the letter of credit pursuant to the Uniform Customs and Practice for Documentary Credit mentioned above, and it shall be responsible for all the obligations and liabilities thereof. The amendment shall be binding on Party A once it has been sent out.

IV.	Party B shall have sole discretion on the amendment of letter of credit. It shall be entitled to refuse the application of amendment provided by Party A or offer its suggestion on amending content. The amendment of letter of credit shall refer to amount, currency, interest rate and term etc. If Party B considers in its opinion that the amendment will increase Party A’s obligation, Party B shall be entitled to require Party A to add more deposit, or to provide the highest amount of guarantee, or guarantees in other forms. Otherwise Party B shall be entitled to refuse Party A’s application of amendment.

V.	The amendment of letter of credit shall not change the other rights and obligations of Party A under the Agreement and this attachment.

VI.	The contents in connection with letter of credit of the Application of Opening International Letter of Credit and the Application of Amending International Letter of Credit shall be written in English. All liabilities arising from the ambiguity due to unclear writing or semantic ambiguity shall be born by Party A.

VII.	Party A shall pay to Party B in time all expenses arising from opening and amending letter of credit (including bank charge which is rejected by overseas beneficiary), and the expenses shall be calculated as per Party B’s provisions.

5.	Outward payment under letter of credit:

I.	Party A, on its receipt of Party B’s notice on documents’ arrival during the term of letter of credit, shall notify Party B about its treating comment on such documents within the time set forth in such Party B’s notice, otherwise Party A shall be deemed that it won’t refuse payment on such documents and will agree Party B to make outward payment/acceptance/undertaking payment; in the event that Party A notifies Party B that it agrees and accepts such documents within the time set forth in such Party B’s notice, and Party B agrees Party A’s treating comment on such documents, Party B may make outward payment/acceptance/undertaking payment;. Party A shall deposit the amount to be paid in accordance with the provisions of the Application of Opening International Letter of Credit.

A01: Line of Credit Agreement, for Line of Credit Business

In the event that Party A notifies Party B that it agrees and accepts such documents, while Party B does not agree Party A’s treating comment on such documents, Party B, only on the base that whether such documents are compliant or not, shall be entitled to decide solely whether to refuse outward payment or not; in the event that Party A agrees to pay full deposit or provide other guarantee on payment, Party B shall be entitled to release its right to refuse outward payment or retain such right, as the case may be.

II.	In the event that Party A considers such documents have noncompliant points and requires Party B to refuse outward payment/acceptance/undertaking payment within the time set forth in Party B’s notice on documents’ arrival, Party A shall specify all the incompliant points at a time, and provide a statement on reasons for refusing payment in duplicate which has been affixed with the preserved seal of Party A. In regard with the noncompliant points specified by Party A on the statement on reasons for refusing payment, Party B shall be entitled to deem such points as all the noncompliant points provided by Party A on such documents. In the event that Party B agrees all the incompliant points provided by Party A, Party B may refuse to make outward payment; in the event that Party B examines and considers that the noncompliant points provided by Party A are not brought into existence in accordance with the international usage, or such noncompliant points are not material and can not comprise the reasons for refusing payment, Party B shall be entitled to decide to make outward payment/acceptance/undertaking payment, and make the outward payment directly by the amount deposited by Party A for payment. Party A shall bear all the obligations and liabilities thereof.

III.	In the event that the amount deposited by Party A for payment is not enough and it makes Party B advance for due payment, Party A shall pay off such debt. The interest rate and interest of the advanced money shall be referred to the provisions of relative applications.

6.	Additional commitment:

In order to operate transactions under this attachment, besides the provisions of the Agreement, Party A shall make hereby additional commitment to Party B as follow:

I.	In the event that the import and export commercial contract is changed in connection with the letter of credit after such letter of credit has been opened, Party A shall notify Party B immediately in writing form;

II.	After Party B pays advance or makes acceptance or undertakes to pay, Party B shall have the rights to handle the whole set of documents/goods under the letter of credit, or other security interests or rights and interests in property which may be owned in accordance with any applicable laws and/or regulations. In the event that the rights to handle the whole set of documents/goods shall be owned by Party A in accordance with the applicable laws and/or regulations or the award of court or arbitral authority with jurisdiction, Party A shall agree to transfer unconditionally such rights to Party B to the extent of the applicable laws, and recognize all the acts or omissions on documents/goods taken by Party B. In the event that the rights to handle the whole set of documents/goods shall be owned by Party B in accordance with the applicable laws and/or regulations or the award of court or arbitral authority with jurisdiction, Party B shall retain such rights until Party A retires documents or pays off the advances of Party B.

In regard with usance draft which has been accepted by Party B or the deferred payment which has been confirmed by Party B, Party A shall not require Party B in any reason to stop such payment, and to the extent of laws release its right to apply to the People’s Court in any reason for freezing all payments under the letter of credit or submit an appeal to the People’s Court in any reason for requiring to stop such payments.

III.	Party B assumes no liability or responsibility for the consequences arising out of delay, loss in transit, mutilation or other errors arising in the transmission of any messages or delivery of letters or documents, when such messages, letters or documents are transmitted or sent according to the requirements stated in the letter of credit, or when Party B may have taken the initiative in the choice of the delivery service in the absence of such instructions in the letter of credit.

A01: Line of Credit Agreement, for Line of Credit Business

7.	Other details in connection with operating the transactions under this attachment shall be referred to the provisions of The Application of Opening International Letter of Credit and the Application of Amending International Letter of Credit.

A01: Line of Credit Agreement, for Line of Credit Business

Annex 2: Matters regarding the Opening of Guarantee/ Standby Letter of Credit

1.	If it has any difference between this attachment and the Line of Credit Agreement (hereinafter referred to “the Agreement”), the former shall be controlling.

2.	Party A which desires to apply to Party B for opening letter of guarantee/standby letter of credit shall meet with all the preconditions set forth in the Agreement.

3.	The opening and amending of letter of guarantee/standby letter of credit:

I.	If Party B accepts the application of opening letter of guarantee/standby letter of credit from Party A, it shall open the letter of guarantee/standby letter of credit in accordance with the provisions of both parties.

II.	The details of the letter of guarantee/standby letter of credit which has been opened by Party B on Party A’s application shall be referred to the Application of Opening Letter of Guarantee/Standby Letter of Credit provided by Party A, and the letter of guarantee/standby letter of credit opened by Party B shall be final.

III.	If Party A desires to amend the letter of guarantee/standby letter of credit, it shall provide the Application of Amending Letter of Guarantee/Standby Letter of Credit to Party B.

IV.	The amendment of letter of guarantee/standby letter of credit shall refer to amount, currency, interest rate and term or other provisions which shall be added necessarily in Party B’s opinion, Party B shall be entitled to require Party A to add more deposit, and/or require that the Application of Amending Letter of Guarantee/Standby Letter of Credit of Party A shall be approved by the counter guarantor(if applicable)with its signature on such application, or to provide the highest amount deposit as guarantee, or in other forms as guarantee. Otherwise Party B shall be entitled to refuse Party A’s application of amendment.

V.	The amendment of letter of guarantee/standby letter of credit shall not change the other rights and obligations of Party A under the Agreement and this attachment.

4.	Party A agrees that if there is any claim arising under the letter of guarantee/standby letter of credit in the term of letter of guarantee/standby letter of credit, after Party B examines and considers that the claiming documents of beneficiary meet with the provisions of the letter of guarantee/standby letter of credit, Party B shall be entitled to pay the claim directly with the amount deposited by Party A for payment. With prior written notice to Party A, Party B is also entitled to deducting the deposits by Party A from the foreign currency or RMB accounts opened with Party B.

In the event that the amount deposited by Party A for payment is not enough and it makes Party B advance for claimed payment, Party A should reimburse Party B, and Party A shall pay the interest which will be calculated from the date which Party B advances for such claimed payment to the date which Party A pays off actually its debt, and the interest rate of the advance shall be referred to the provisions of the Application of Opening Letter of Guarantee/Standby Letter of Credit.

5.	In order to operate transactions under this attachment, besides the provisions of the Agreement, Party A shall make hereby additional commitment to Party B as follow:

I.	In the event that the letter of guarantee/standby letter of credit is opened or transmitted though other bank, Party A shall agree to undertake all the risks arising from that Party B opens or transmits again the aforesaid letter of guarantee/standby letter of credit to such other bank.;

II.	In the event that there is any execution, amendment, change or termination etc. of basic contract and basic transaction on which the letter of guarantee/standby letter of credit bases and such condition mentioned above will impact on the guarantee liability of Party B, Party A shall notify Party B immediately;

III.	Party A shall cooperate with Party B to handle the relative procedures about fulfilling agreement under outward guarantee.

A01: Line of Credit Agreement, for Line of Credit Business

IV.	Party B assumes no liability or responsibility for the consequences arising out of delay, loss in transit, mutilation or other errors arising in the transmission of any messages or delivery of letters or documents, when such messages, letters or documents are transmitted or sent according to the requirements stated in the letter of credit, or when Party B may have taken the initiative in the choice of the delivery service in the absence of such instructions in the letter of credit.

V.	If the letter of guarantee/standby letter of credit has not specified a date on which such letter will cease to be effective, or that it is applicable to foreign laws or practices, or such letter has not specified the guaranteed amount etc., Party A shall agree to indemnify Party B against all risks, liabilities and losses thereof.

6.	Other details in connection with operating the transactions under this attachment shall be referred to the provisions of the Application of Opening Letter of Guarantee/Standby Letter of Credit and the Application of Amending Letter of Guarantee/Standby Letter of Credit.